Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

Dated as of [__], 2011

to

INDENTURE

Dated as of May 24, 2011

among

CHRYSLER GROUP LLC

and

CG CO-ISSUER INC.

as the Issuers,

EACH OF THE GUARANTOR PARTY THERETO,

WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to Wilmington Trust FSB),

as Trustee

and

CITIBANK, N.A.,

as Collateral Agent, Paying Agent, Registrar and Authenticating Agent

8% SECURED SENIOR NOTES DUE 2019

8 1/4% SECURED SENIOR NOTES DUE 2021

SUPPLEMENTAL INDENTURE, dated as of [        ], 2011 (this “Supplemental Indenture”), among Chrysler Group LLC, a Delaware limited liability company, CG Co-Issuer Inc., a Delaware corporation and wholly owned subsidiary of the Company, and each of the Guarantors (as defined in the Indenture), Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), a federal savings bank, as Trustee, and Citibank, N.A., a national banking association, as Collateral Agent, Paying Agent, Registrar and Authenticating Agent.

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 24, 2011, to the Trustee (as heretofore supplemented, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount 8% Secured Senior Notes due 2019 and 8 1/4% Secured Senior Notes due 2021;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuers desire to supplement the Indenture to make a change that does not materially adversely affect the rights of the Holders;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amendment to Definitions. Section 1.01 of the Indenture is hereby amended by amending and restating the following definitions as set forth below:

“2019 Notes” means the Initial 2019 Notes, the 2019 Exchange Notes and the Additional 2019 Notes.

“2021 Notes” means the Initial 2021 Notes, the 2021 Exchange Notes and the Additional 2021 Notes.

“2019 Exchange Notes” means the 8% Secured Senior Notes due 2019 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to any Registration Rights Agreement.

“2021 Exchange Notes” means the 8 1/4% Secured Senior Notes due 2021 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to any Registration Rights Agreement.

“Additional 2019 Notes” means 8% Secured Senior Notes due 2019 issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any 8% Secured Senior Notes due 2019 issued in exchange for or replacement of any Initial 2019 Note issued on the Issue Date shall not be Additional 2019 Notes, including any such Notes issued pursuant to a Registration Rights Agreement.

“Additional 2021 Notes” means 8 1/4% Secured Senior Notes due 2021 issued under this Indenture after the Issue Date and in compliance with Section 2.13, it being understood that any 8 1/4% Secured Senior Notes due 2021 issued in exchange for or replacement of any Initial 2021 Note issued on the Issue Date shall not be Additional 2021 Notes, including any such Note issued pursuant to a Registration Rights Agreement.

(3) Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee and Agents. Neither the Trustee nor any Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CHRYSLER GROUP LLC

By:
Name:
Title:

CG CO-ISSUER INC.

By:
Name:
Title:

CHRYSLER GROUP INTERNATIONAL LLC, as Guarantor

By:
Name:
Title:

CHRYSLER GROUP INTERNATIONAL SERVICES LLC, as Guarantor

By:
Name:
Title:

CHRYSLER GROUP REALTY COMPANY LLC, as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

CHRYSLER GROUP SERVICE CONTRACTS LLC, as Guarantor

By:
Name:
Title:

CHRYSLER GROUP TRANSPORT LLC, as Guarantor

By:
Name:
Title:

GLOBAL ENGINE MANUFACTURING ALLIANCE LLC, as Guarantor

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION (AS SUCCESSOR BY MERGER TO WILMINGTON TRUST FSB), not in its individual capacity but solely as Trustee.

By:
Name:
Title:

CITIBANK, N.A., not in its individual capacity but solely as Collateral Agent, Paying Agent, Registrar and Authenticating Agent.

By:
Name:
Title:

[Signature Page to Supplemental Indenture]